UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 19, 2013 (June 18, 2013)

OVERLAND STORAGE, INC.

(Exact name of registrant as specified in its charter)

California	000-22071	95-3535285
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9112 Spectrum Center Boulevard, San Diego, California 92123

(Address of principal executive offices, including zip code)

(858) 571-5555

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

The 2012 Annual Meeting of Shareholders of Overland Storage, Inc. was held on June 18, 2013. The final results of voting for each matter submitted to a vote of shareholders at the meeting are as follows:

Proposal 1: Election of Directors.

	FOR	WITHHOLD	BROKER NON-VOTE
Robert A. Degan	12,797,274	563,365	9,199,853
Joseph A. De Perio	13,099,240	261,399	9,199,853
Eric L. Kelly	13,097,656	262,983	9,199,853
Vivekanand Mahadevan	12,803,006	557,633	9,199,853
Scott McClendon	6,044,825	7,315,814	9,199,853

Proposal 2: Ratify the appointment of Moss Adams LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2013.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
22,464,270	49,068	47,154	0

Proposal 3: To approve, on an advisory basis, the compensation of our named executive officers, referred to as “say-on-pay.”

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
8,948,989	1,487,121	2,924,529	9,199,853

Proposal 4: To approve, on an advisory basis, the preferred frequency of shareholder advisory votes on executive compensation, referred to as “say-on-frequency.”

ONE YEAR	TWO YEARS	THREE YEARS	ABSTAIN	BROKER NON-VOTE
11,595,421	1,180,127	505,625	79,466	9,199,853

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

OVERLAND STORAGE, INC.

Date: June 19, 2013		/s/ Kurt. L. Kalbfleisch
	By:	Kurt. L. Kalbfleisch
Senior Vice President, Finance and Chief Financial Officer